ARTICLES OF INCORPORATION
OF
CAPITAL AND INCOME STRATEGIES FUND, INC.

THE UNDERSIGNED, MICHAEL J. BERG, whose post-office address is c/o Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, being at least eighteen (18) years of age, does hereby act as incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

ARTICLE I

NAME

The name of the corporation is CAPITAL AND INCOME STRATEGIES FUND, INC. (the "Corporation").

ARTICLE II

PURPOSES AND POWERS

The purpose or purposes for which the Corporation is formed is to act as a closed-end, management investment company under the federal Investment Company Act of 1940, as amended, and in effect from time to time (the "Investment Company Act"), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

ARTICLE III

PRINCIPAL OFFICE AND RESIDENT AGENT

The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.  The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE IV

CAPITAL STOCK

(1)           The total number of shares of capital stock which the Corporation shall have authority to issue is 200,000,000 shares, all initially classified as one class called Common Stock, of the par value of Ten Cents ($0.10) per share, and of the aggregate par value of Twenty Million Dollars ($20,000,000).

(2)           The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series provided, however, that the total amount of shares of all classes or series shall not exceed the total number of shares of capital stock authorized is the Charter.

(3)           Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

(4)           Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above.

(5)           Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take on or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series as a separate class or series) unless a greater proportion is specified in the Charter.

(6)           Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

(7)           Any fractional shares shall carry proportionately all of the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote amid the right to receive dividends.

(8)           The presence in person or by proxy of the holders of operas entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one third of the votes entitled to be cast by each class or series entitled to vote as a separate class shall constitute a quorum.

(9)           All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation.  As used in the Charter of the Corporation, the teams "Charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

(10)           Upon the approval of a majority of the entire Board of Directors of the Corporation, the Board of Directors of the Corporation may amend the Charter to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class the Corporation has authority to issue without any action by the holders of the capital stock of the Corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND
REGULATING CERTAIN POWERS OF THE CORPORATION
AND OF THE DIRECTORS AND STOCKHOLDERS

(1)           The initial number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than the minimum number permitted by the General Laws of the State of Maryland.  The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

Bradley J. Lucido Alice A. Pellegrino Brian D. Stewart

(2)           The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, without any action by the stockholders, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

(3)           No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other then such right, if any, as the Board of Directors, in its discretion, may determine.

(4)           Each director and each officer of the Corporation shall be indemnified and advanced expenses by the Corporation to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law subject to the requirements of the Investment Company Act.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

(5)           To the fullest extent permitted by the General Laws of the State of Maryland or decisional law, as amended or interpreted, subject to the requirements of the Investment Company Act, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

(6)           The Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act.

(7)           A director elected by the holders of capital stock maybe removed (with or without cause), but only by action taken by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

(8)           The enumeration and definition of the particular powers of the Board of Directors included in the Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereinafter in force.

(9)           The Board of Directors of the Corporation, in considering a potential acquisition of control of the Corporation, may consider the effect of the potential acquisition of control on: (i) holders of the capital stock of the Corporation, (ii) employees, suppliers, customers and creditors of the Corporation, and (iii) communities in which offices or other establishments of the Corporation are located.

ARTICLE VI

DENIAL OF PREEMPTIVE RIGHTS

No stockholder the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; except that the Board of Directors, in its discretion, may issue shares of any class of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of any class, either in whole or in part, to the existing stockholders or holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of any or all of the holders of any or all of the classes, series or types of stock or other securities at the time outstanding.

ARTICLE VII

DETERMINATION BINDING

Any determination made in good faith and consistent with applicable law, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or as to the use, alteration or cancellation of any reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter rewired to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision in this Charter shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which be would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VIII

PRIVATE PROPERTY OF STOCKHOLDERS

The private property of stockholders shall not be subject to the payment of corporate debt to any extent whatsoever.

ARTICLE IX

CONVERSION TO OPEN-END COMPANY

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six end two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation of the Corporation that makes the Common Stock a  "redeemable security" (as that term is defined in section 2(a) (32) the Investment Company Act) unless such action has previously been approved adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

ARTICLE X

MERGER, SALE OF ASSETS, LIQUIDATION

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

ARTICLE XI

PERPETUAL EXISTENCE

The duration of the Corporation shall be perpetual.

ARTICLE XII

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeat any provision contained in its Charter, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock and substantially adversely affects the stockholders' rights, and all rights conferred upon stockholders herein are granted subject to this reservation.  Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lessor percentage maybe specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section (5) of Article IV, Section (1), Section (4), Section (5), Section (6) and Section (7) of Article V, Article VIII, Article IX, Article X, Article XI or this Article XII, of these Articles of Incorporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.

IN WITNESS WHEREOF, the undersigned incorporator of CAPITAL AND INCOME STRATEGIES FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act.

Dated this 5th day
of February, 2004

/s/ Michael J. Berg
Michael J. Berg

CAPITAL AND INCOME STRATEGIES FUND, INC.

ARTICLES OF AMENDMENT

CAPITAL AND INCOME STRATEGIES FUND, INC., a Maryland corporation (the "Corporation), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:              The name of the corporation is CAPITAL AND INCOME STRATEGIES FUND, INC.

SECOND:         The charter of the Corporation is hereby amended by deleting Article I thereof in its entirety and inserting the following in lieu thereof:

ARTICLE I
NAME

The Name of the Corporation is

BLACKROCK CAPITAL AND INCOME STRATEGIES FUND, INC.

THIRD:             These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

FOURTH:         The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH:              As amended hereby, the Corporation's charter shall remain in full force and effect.

SIXTH:              These Articles of Amendment shall be effective as of the 29th day of September, 2006.

IN WITNESS WHEREOF, CAPITAL AND INCOME STRATEGIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the 14th day of September, 2006.

CAPITAL AND INCOME STRATEGIES FUND, INC.

By:	/s/ Donald C. Burke
Donald C. Burke, Vice President

Witness:

/s/ Alice A. Pellegrino
Alice A. Pellegrino, Secretary

THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the  Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

/s/ Donald C. Burke
Donald C. Burke, Vice President

BLACKROCK CAPITAL AND INCOME STRATEGIES FUND, INC.

ARTICLES OF AMENDMENT

BLACKROCK CAPITAL AND INCOME STRATEGIES FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:              The name of the corporation is BLACKROCK CAPITAL AND INCOME STRATEGIES FUND, INC.

SECOND:         The charter of the Corporation is hereby amended by deleting Article I thereof in its entirety and inserting the following in lieu thereof:

ARTICLE I
NAME

The name of the Corporation is

BLACKROCK ENHANCED CAPITAL AND INCOME FUND, INC.

THIRD:             These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

FOURTH:         The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH:              As amended hereby, the Corporation's charter shall remain in full force and effect.

SIXTH:              These Articles of Amendment shall be effective as of 9th day of May, 2007.

IN WITNESS WHEREOF, BLACKROCK CAPITAL AND INCOME STRATEGIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the 9th day of May, 2007.

BLACKROCK CAPITAL AND INCOME STRATEGIES FUND, INC.

By:	/s/ Donald C. Burke
Donald C. Burke, Vice President

Witness:

/s/ Alice A. Pellegrino
Alice A. Pellegrino, Secretary

THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the  Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

/s/ Donald C. Burke
Donald C. Burke, Vice President